AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                          NATIONAL WINE & SPIRITS, INC.

         The following Amended and Restated Articles of Incorporation of National Wine & Spirits, Inc., an Indiana corporation originally incorporated on December 23, 1998 (the "Corporation"), duly adopted pursuant to the authority and provisions of the Indiana Business Corporation Law, as amended (the "Act"), supersede and take the place of the existing Articles of Incorporation of the Corporation, and any and all amendments thereto:

                                    ARTICLE I

                                      NAME

         The name of the Corporation is National Wine & Spirits, Inc.


                                   ARTICLE II

                               PURPOSES AND POWERS

         Section 2.1. Purposes of the Corporation. The purposes for which the Corporation is organized are to engage in the transaction of any and all lawful business for which corporations may now or hereafter be incorporated under the Act and the laws of any other state in which the Corporation shall at any time be qualified to transact business.

         Section 2.2. Powers of the Corporation. The Corporation shall have: (i) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Act, (ii) all powers now or hereafter vested in corporations by common law or any other statute or act, and (iii) all powers authorized by or vested in the Corporation by the provisions of these Articles of Incorporation or the By-Laws of the Corporation as from time to time in effect.

                                   ARTICLE III

                               PERIOD OF EXISTENCE

     The period during which the Corporation shall continue is perpetual.

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                                   ARTICLE IV

                     REGISTERED OFFICE AND REGISTERED AGENT

     Section 4.1. Registered Office. The street address of the Corporation's registered office in Indiana is 700 West Morris Street, Indianapolis, Indiana 46225.

     Section 4.2. Registered Agent. The name of the Corporation's registered agent at such registered office is James E. LaCrosse.


                                    ARTICLE V

                                AUTHORIZED SHARES

     Section 5.1. Number of Shares. The total number of shares which the Corporation is authorized to issue is twenty million two hundred thousand (20,200,000) shares, designated as "Common Stock," divided into two classes, consisting of: (i) two hundred thousand (200,000) shares having no par value, designated as "Voting Common Stock," and (ii) twenty million (20,000,000) shares having no par value, designated as "Non-Voting Common Stock."

     Section 5.2. Terms of Shares. The outstanding shares of Voting Common Stock and Non-Voting Common Stock shall together be entitled to receive the net assets of the Corporation upon dissolution of the Corporation. The terms, preferences, limitations and relative rights of shares of Voting Common Stock and shares of Non-Voting Common Stock, including rights to distribution and liquidation proceeds, shall be identical, as provided by the Act, except that: (i) the holders of the outstanding shares of Voting Common Stock shall have exclusive and unlimited voting rights and shall be entitled to one (1) vote per share on each matter submitted, or required to be submitted, to a vote of the shareholders of the Corporation, and (ii) the holders of the outstanding shares of the Non-Voting Common Stock shall not be entitled to any voting rights and shall not be entitled to any notice of any meetings of the shareholders or to any notice of any other action requiring the vote, consent, approval or other action of the shareholders of the Corporation, except as expressly required otherwise by the Act.

     Section 5.3. Issuance of Shares. The Board of Directors has the authority to authorize and direct the issuance by the Corporation of shares of Voting Common Stock and Non-Voting Common Stock at such times, in such amounts, to such persons, for such consideration, and upon such terms and conditions as it may from time to time determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws, and these Articles of Incorporation, as the same may from time to time be amended.

     Section 5.4. Distributions upon Shares. Subject only to the restrictions, limitations, conditions, and requirements imposed by the Act, other applicable laws, and these Articles of Incorporation, as the same may from time to time be amended, the Board of Directors has the authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of the issued and outstanding shares of the Voting Common Stock and Non-Voting Common Stock (i) at such time, in such amounts and forms, from such sources, and upon such terms and conditions as it may from time to time determine, and (ii) in shares of the same class or in shares of any other class without obtaining the affirmative vote or the written consent of the holders of the shares of the class in which payment or distribution is to be made.



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     Section  5.5.  Acquisition  of  Shares.  The  Board  of  Directors  has the
authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Voting Common Stock and Non-Voting Common Stock at such times, in such amounts, from such persons, for such consideration, from such sources, and upon such terms and conditions as it may from time to time determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws, and these Articles of Incorporation, as the same may from time to time be amended.

     Section 5.6. No Preemptive Rights. The holders of the shares of Common Stock shall have no preemptive rights to subscribe to or purchase any shares of Common Stock or other securities of the Corporation.

                                   ARTICLE VI

                                    DIRECTORS

     Section 6.1. Number of Directors. The number of Directors of the Corporation shall be as specified in or fixed from time to time in accordance with the By-Laws of the Corporation. In the absence of a provision in the By-Laws specifying the number of Directors or setting forth the manner in which the number of Directors shall be fixed, the number of Directors shall be a minimum of two (2) and a maximum of fifteen (15). The By-Laws may provide for staggering of the terms of the Directors by dividing the Directors into two (2) or three (3) groups, as provided in the Act.

     Section 6.2. Removal of Directors. Any Director may be removed, with or without cause, by the shareholders of the Corporation only at a meeting of the shareholders called for the purpose of removing the Director, the notice of which shall state that the purpose or one of the purposes of the meeting shall be to remove the Director, and only if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director. No Director may be removed except as provided in this Section 6.2.

                                   ARTICLE VII

                                  INCORPORATOR

     The name and address of the incorporator of the Corporation are as follows:

                         Number and Street                City, State
         Name               or Building                   and Zip Code
         ----               -----------                   ------------

James E. LaCrosse         P.O. Box 1602       Indianapolis, Indiana 46206-1602


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                                  ARTICLE VIII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                           AND OTHER ELIGIBLE PERSONS

     Section 8.1. Definitions. As used in this Article VIII:

          (a) "Eligible Person" shall mean any person, including the estate, heirs and personal representatives of such person (unless the context requires otherwise), who is or was a director or officer of the Corporation, or who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not. An Eligible Person shall be considered to have been serving an employee benefit plan at the request of the Corporation if his or her duties to the Corporation also imposed duties on, or otherwise involved services by, such Eligible Person to the plan or to participants in, or beneficiaries of, the plan.

          (b) "Claim" shall mean any threatened, pending, or completed claim, action, suit or proceeding, and all appeals thereof, whether civil, criminal, administrative, or investigative, and whether formal or informal, whether brought by, or in the right of, the Corporation or any other person or entity, in which an Eligible Person was, is, or is threatened to be made a named defendant or respondent, or is otherwise involved: (i) because he or she is or was an Eligible Person, or (ii) because he or she took an action, or failed to take an action, in his or her capacity as an Eligible Person, whether or not he or she continued in such capacity at the time he or she incurred Liability or Expenses.

          (c) "Liability" shall mean the obligation to pay any judgment, settlement, penalty, fine (including excise taxes assessed with respect to an employee benefit plan), including any interest thereon, and reasonable Expenses incurred with respect to a Claim.

          (d) "Expenses" shall include, without limitation, counsel fees, expert witness fees, travel costs, filing fees and other costs incurred with respect to a Claim.

          (e) "Wholly Successful" with respect to a Claim shall mean: (i) the termination of the Claim against the Eligible Person without any finding of liability or guilt against him or her, (ii) the approval by a court or agency, with knowledge of the indemnity provided herein, of a settlement of the Claim, or (iii) the expiration of a reasonable period of time after the threatened making of the Claim without commencement of an action, suit or proceeding and without any payment or promise made to induce a settlement.

     Section 8.2. Indemnification. The Corporation shall indemnify as a matter of right any Eligible Person against all Liability and all reasonable Expenses incurred by such Eligible Person in connection with or resulting from any Claim:

          (a) if such Eligible Person is Wholly Successful with respect to the Claim; or

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

          (b) if it is determined in accordance  with the  provisions of Section
8.3 or Section 8.4 that: (i) such Eligible Person's conduct was in good faith; and (ii) such Eligible Person reasonably believed, in the case of conduct in the Eligible Person's official capacity as a Director or officer of the Corporation, that his or her conduct was in the best interests of the Corporation, and in all other cases, that the Eligible Person's conduct was at least not opposed to its best interests; and (iii) with respect to any criminal Claim, such Eligible Person had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

The termination of any Claim, by judgment, order, settlement (with or without court approval), or conviction, or upon a plea of guilty or nolo contendere or its equivalent, shall not create a presumption that an Eligible Person did not meet the standard of conduct set forth in clause (b) above. The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests if the Eligible Person reasonably believed he or she was acting in conformity with the requirements of such Act or he or she reasonably believed his or her actions to be in the interests of the participants in, or beneficiaries of, the plan.

     Section 8.3. Non-Judicial Determination of Indemnification. Any Eligible Person claiming indemnification under this Article VIII, other than an Eligible Person who has been Wholly Successful with respect to any Claim, shall be entitled to indemnification under this Article VIII only as authorized in the specific case upon a determination that indemnification of such Eligible Person is proper in the circumstances because such Eligible Person has met the standard of conduct set forth in Section 8.2. Such determination shall be made by any one of the following procedures:

          (a) By the Board of Directors by majority vote of a quorum consisting of Directors not at the time named as defendants or respondents in the Claim; or

          (b) If a quorum cannot be obtained under paragraph (a) of this Section 8.3, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two (2) or more Directors not at the time parties to the Claim; or

          (c) By a written finding of special legal counsel: (i) selected by the Board of Directors or a committee of Directors in the manner prescribed in paragraphs (a) or (b) of this Section 8.3; or (ii) if a quorum of the Board of Directors cannot be obtained under paragraph (a) of this Section 8.3 and a committee cannot be designated under paragraph (b) of this Section 8.3, selected by a majority vote of the full Board of Directors (in which selection, Directors who are named as defendants or respondents in the Claim may participate); or

          (d) By the shareholders, provided that shares owned by or voted under control of Eligible Persons who are at the time named as defendants or respondents in the Claim may not be voted in such determination.

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

Such person or persons making such determination as to whether an Eligible Person is entitled to indemnification shall hereinafter be referred to as the "Referee." If an Eligible Person is determined to be entitled to indemnification pursuant to the preceding sentence, then the authorization of indemnification and evaluation as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, the authorization of indemnification and evaluation as to reasonableness of Expenses shall be made by those persons entitled under Section 8.3(c) to select counsel. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant, and shall be given ample opportunity to present to the Referee evidence upon which he or she relies for indemnification. The Corporation shall, at the request of the Referee, make available facts, opinions or other evidence in any way relevant to the Referee's finding that are within the possession or control of the Corporation.

     Section 8.4. Judicial Determination of Indemnification. If any Referee determines pursuant to Section 8.3 that an Eligible Person is not entitled to indemnification pursuant to Section 8.2, or if no Referee determines pursuant to
Section 8.3 that such Eligible Person is entitled to indemnification pursuant to
Section 8.2 within 60 days after the Board of Directors' receipt of such Eligible Person's written request for indemnification, then such Eligible Person may apply for indemnification to any court of competent jurisdiction, including the court in which the Claim is pending against such Eligible Person. On receipt of such application, the court, after giving notice to the Corporation and giving the Corporation the ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Corporation deems appropriate, may order indemnification if it determines that such Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standard of conduct set forth in Section
8.2. If the court determines that such Eligible Person is entitled to indemnification, the court shall also determine and order the Corporation to pay such Eligible Person's reasonable Expenses, including reasonable Expenses incurred to obtain court-ordered indemnification.

     Section 8.5. Advance of Expenses. The Corporation, by action of its Board of Directors (whether or not a disinterested quorum exists), may pay for or reimburse the reasonable Expenses incurred by an Eligible Person with respect to a Claim in advance of the final disposition of such Claim, or, where appropriate, assume the defense of such Eligible Person against such Claim at the Corporation's expense, upon receipt of: (i) a written affirmation of the Eligible Person's good faith belief that he or she has met the standard of conduct described in Section 8.2, and (ii) a written undertaking, approved in form and substance by the Board of Directors, by or on behalf of such Eligible Person to repay all such advanced Expenses if it is ultimately determined that he or she is not entitled to indemnification.

     Section 8.6. Notice to Shareholders. If the Corporation indemnifies or advances Expenses to an Eligible Person under this Article VIII or under the Act in connection with a Claim by or in the right of the Corporation, then if and to the extent required by the Act, the Corporation shall report such indemnification or advance of Expenses in writing to the shareholders of the Corporation with or before the notice of the next shareholders' meeting.

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

     Section 8.7. Indemnification Not Exclusive. The rights of indemnification and advance for Expenses provided for in this Article VIII shall be in addition to, and shall not exclude, limit or preclude, any other rights to which any Eligible Person or other person seeking indemnification or advance of Expenses may be entitled under the Act, the By-Laws of the Corporation, any agreement or contract, any other applicable law, or otherwise. In addition to the rights of indemnification and advance for Expenses provided for in this Article VIII, the Corporation may pay or reimburse Expenses incurred by any Eligible Person in connection with such Eligible Person's appearance as a witness in a Claim at a time when the person has not been named, or threatened to be named, a defendant or respondent in the Claim.

     Section 8.8. Insurance. The Corporation may purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by such Eligible Person in any capacity or arising out of his or her status as such, whether or not the Corporation has the obligation or power to indemnify such Eligible Person against such liability under the provisions of this Article VIII, the Act, the By-Laws of the Corporation, or otherwise.

     Section 8.9. Effective Date; Continuation of Indemnity. The provisions of this Article VIII shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after adoption hereof. The provisions of this Article VIII shall continue to apply to Claims made or commenced against any person who has ceased to be an Eligible Person and shall inure to the benefit of the estate, heirs and personal representatives of such person.

                                   ARTICLE IX

                      PROVISIONS FOR MANAGEMENT OF BUSINESS
                    AND REGULATION OF AFFAIRS OF CORPORATION

     Section 9.1. By-Laws. The By-Laws of the Corporation may contain any provision for managing the business and regulating the affairs of the
Corporation that is not inconsistent with the Act or these Articles of Incorporation. Except as expressly provided otherwise in these Articles of Incorporation, in the By-Laws of the Corporation, or by the Act, the Board of Directors of the Corporation shall have the exclusive power to make, alter, amend and repeal the By-Laws of the Corporation.

     Section 9.2. Committees. The powers and duties conferred or imposed upon the Board of Directors by these Articles of Incorporation, by the By-Laws of the Corporation, or by law may be exercised or performed by an executive committee or by one or more other committees as may from time to time be designated in accordance with the By-Laws of the Corporation and the Act.

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

     IN  WITNESS  WHEREOF,   the   undersigned,   being  the  President  of  the
Corporation, hereby executes these Amended and Restated Articles of Incorporation and verifies, subject to the penalties of perjury, that the statements contained herein are true, on this 13th day of June, 2000.



                                  /s/ James E. LaCrosse
                                ------------------------------------------------
                                James E. LaCrosse, Chairman, President
                                  and Chief Executive Officer




This  instrument  was prepared by Michael J.  Schneider,  Attorney at Law, LOCKE
REYNOLDS  LLP,  201  North  Illinois   Street,   Suite  1000,  P.O.  Box  44961,
Indianapolis, IN 46244-0961.

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